ASSIGNMENT OF CONTRACT

This Assignment of Contract (the "Assignment") is made and effective [DATE],

BETWEEN: **Rampant Leon Financial Corp**, (the "Assignor"), a corporation organized and existing under the laws of the State of Louisiana, with its head office located at:

201 St Charles Ave. Suite 2540, New Orleans, LA 70170

AND: **Treaty Energy Corporation**, (the "Assignee"), a corporation organized and existing under the laws of the State of Neveda, with its head office located at:

201 St Charles Ave. Suite 2506, New Orleans, LA 70170

FOR VALUE RECEIVED, the undersigned Assignor hereby assigns, transfers and sets over to Assignee all rights, title and interest held by the Assignor in and to the following described contract:

BUY/SELL Agreement entered into on 4/30/2012 by and between:
BUYER: Rampant Leon Financial Corp
SELLER: Jimmy Jones of 2501 Goforth Rd., Kilgore TX 75662
3K Oil Trust of 301 E. 5th Ave. PMB#1, Corsicana, TX 75110

1. TERMS

a. The Assignor warrants and represents that said contract is in full force and effect and is fully assignable.

b. The Assignee hereby assumes and agrees to perform all the remaining and executory obligations of the Assignor under the contract and agrees to indemnify and hold the Assignor harmless from any claim or demand resulting from non-performance by the Assignee.

c. The Assignee shall be entitled to all monies remaining to be paid under the contract, which rights are also assigned hereunder.

d. The Assignor warrants that the contract is without modification, and remains on the terms contained.

e. The Assignor further warrants that it has full right and authority to transfer said contract and that the contract rights herein transferred are free of lien, encumbrance or adverse claim.

f. This assignment shall be binding upon and inure to the benefit of the parties, their successors and assigns.

IN WITNESS WHEREOF, the parties have executed this Assignment on the day and year first above written.

ASSIGNOR	ASSIGNEE
Andrew Reid, President	Bruce Gwyn Co-CEO